                                                                   Exhibit 10.15


                                 LEASE AGREEMENT


                                     between


                         BAY PARK PLAZA ASSOCIATES, L.P.
                                  as "Landlord"


                                       and


                            CROSSROADS SOFTWARE, INC.
                                   as "Tenant"

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

1.   PREMISES .............................................................    4
2.   TERM; POSSESSION .....................................................    4
3.   RENT .................................................................    4
4.   SECURITY DEPOSIT .....................................................    8
5.   USE AND COMPLIANCE WITH LAWS .........................................    8
6.   ALTERATIONS ..........................................................   11
7.   MAINTENANCE AND REPAIRS ..............................................   12
8.   TENANT'S TAXES .......................................................   13
9.   UTILITIES AND SERVICES ...............................................   14
10.  EXCULPATION AND INDEMNIFICATION ......................................   15
11.  INSURANCE ............................................................   15
12.  DAMAGE OR DESTRUCTION ................................................   17
13.  CONDEMNATION .........................................................   19
14.  ASSIGNMENT AND SUBLETTING ............................................   20
15.  DEFAULT AND REMEDIES .................................................   23
16.  LATE CHARGE AND INTEREST .............................................   24
17.  WAIVER ...............................................................   25
18.  ENTRY, INSPECTION AND CLOSURE ........................................   25
19.  SURRENDER AND HOLDING OVER ...........................................   26
20.  ENCUMBRANCES .........................................................   26
21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS .......................   27
22.  NOTICES ..............................................................   28
23.  ATTORNEY'S FEES ......................................................   28
24.  QUIET POSSESSION......................................................   28
25.  SECURITY MEASURES ....................................................   28
26.  FORCE MAJEURE ........................................................   29
27.  RULES AND REGULATIONS ................................................   29
28.  LANDLORD'S LIABILITY .................................................   29
29.  CONSENTS AND APPROVALS ...............................................   29
30.  BROKERS ..............................................................   30
32.  ENTIRE AGREEMENT .....................................................   30
33.  MISCELLANEOUS ........................................................   31
34.  AUTHORITY ............................................................   31
35.  CONDITION ............................................................   31

                             INDEX OF DEFINED TERMS


Additional Rent .............................................................7
Alterations ................................................................11
Award    ...................................................................19
Base Operating Costs ........................................................5
Base Taxes ..................................................................5
Broker .....................................................................30
Building ....................................................................4
Building Rules .............................................................29
Building Systems ............................................................9
Business Days ..............................................................14
Business Hours .............................................................14
Claims   ...................................................................15
Commencement Date ...........................................................4
Condemnation ...............................................................19
Condemnor ..................................................................19
Construction Rider ..................................................Exhibit B
Controls ...................................................................13
Date of Condemnation .......................................................19
Encumbrance ................................................................26
Environmental Losses ........................................................9
Environmental Requirements ..................................................9
Event of Default ...........................................................23
Expiration Date .............................................................4
Handled by Tenant ...........................................................9
Handling by Tenant ..........................................................9
Hazardous Materials .........................................................9
HVAC ........................................................................9
Interest Rate ..............................................................25
Land ........................................................................4
Landlord ....................................................................4
Laws ........................................................................5
Lease Year ..................................................................4
Mortgagee ................................................................20.2
Operating Costs .............................................................5
Parking Facility ............................................................4
Permitted Hazardous Materials ..............................................10
Premises ....................................................................4
Project .....................................................................4
Property ....................................................................4
Property Manager ...........................................................16
Rental Tax ..................................................................3
Representatives .............................................................9
Scheduled Commencement Date .................................................4

Service Failure ...........................................................14
Taxes ......................................................................6
Tenant .....................................................................4
Tenant Improvements ................................................Exhibit B
Tenant's Share .............................................................6
Tenant's Taxes ............................................................13
Term .......................................................................4
Trade Fixtures ............................................................12
Transfer ..................................................................20
Transferee ................................................................20
Visitors ...................................................................9

                                                                   EXHIBIT 10.15

                             BASIC LEASE INFORMATION


Lease Date:                For identification purposes only, the date of this
                           Lease is December 6, 1996.

Landlord:                  Bay Park Plaza Associates, L.P., a California limited
                           partnership

Tenant:                    CrossRoads Software, Inc., a Delaware corporation

Project:                   Bay Park Plaza

Building:                  577 Airport Boulevard, Burlingame, CA 94010

Rentable Area of
Building:                  139,900

Premises:                  Floor:           8th
                           Suite Number:    800
                           Rentable area:   17,927 square feet

Term: 60 Months (plus any partial month at the beginning of the Term)

Scheduled
Commencement Date:         February 1, 1997

Expiration Date:           January 31, 2002

Base Rent:                 Months       Monthly Rent        $/rsf/month
                           ------       ------------        -----------
                            1-12        $43,024.80          $2.40/rsf/mo.
                           13-24        $44,817.50          $2.50/rsf/mo.
                           25-36        $46,610.20          $2.60/rsf/mo.
                           37-48        $48,402.90          $2.70/rsf/mo.
                           49-60        $50,195.60          $2.80/rsf/mo.

Base Year:                 The calendar year 1997

Tenant's Share:            12.81%

Security Deposit:          Forty Six Thousand, Six Hundred and Ten Dollars
                           ($46,610.00)

Landlord's Address         Bay Park Plaza Associates, L.P.
for Payment of Rent:       c/o William Wilson & Associates
                           File 72845
                           P.O. Box 61000
                           San Francisco, CA 94160-2968

                           with a copy to:

                           Bay Park Plaza Associates, L.P.
                           c/o William Wilson & Associates
                           577 Airport Boulevard, Suite 150
                           Burlingame, CA 94010

Business Hours:            8:00 a.m. to 7:00 p.m., Monday - Friday, holidays
                           excluded

Standard Electrical
Usage: .6 kilowatt-hours per rentable square foot per month during Business Hours as defined above

Landlord's Address         Bay Park Plaza Associates L.P.
for Notices:               c/o William Wilson & Associates
                           1350 Old Bayshore
                           Burlingame, CA 94010

                           with a copy to:

                           Bay Park Plaza Associates L.P.
                           c/o William Wilson & Associates
                           2929 Campus Drive, Suite 450
                           San Mateo, CA 94403

Tenant's Address           577 Airport Boulevard, Suite 800
for Notices:               Burlingame, CA 94010

Broker(s):                 Cornish & Carey Commercial

Guarantor(s):              n/a

Property Manager:          William Wilson & Associates

Additional Provisions:              Parking
                                    Letter of Credit
                                    Warrants
                                    Renewal Option


Exhibits:
--------
Exhibit A:                 The Premises
Exhibit B:                 Construction Rider
Exhibit C:                 Building Rules
Exhibit D:                 Additional Provisions


     The Basic Lease Information set forth above is part of the Lease and capitalized terms shall be defined terms in the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

     THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information (the "Premises"), in the Building identified in the Basic Lease Information (the "Building"). The approximate configuration and location of the Premises is shown on Exhibit A.
                                                                   ---------
Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Project identified in the Basic Lease Information (the "Project") includes the Building, the parking facilities serving the Building (the "Parking Facility"), and the parcel(s) of Land on which the Building and the Parking Facility are situated (the "Land"). The Building, the Parking Facility and the Land are sometimes collectively referred to in this Lease as the Property.

2. TERM; POSSESSION. The term of this Lease (the "Term") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Commencement Date" shall be the earlier of (a) February 1, 1997 or
(b) any earlier date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "Scheduled Commencement Date"). When the Commencement Date has been established, Landlord and Tenant shall confirm the Commencement Date and Expiration Date in writing. As used in this Lease, the first "Lease Year" shall be the period from (and including) the Commencement Date through (and including) the last day of the calendar month in which the first anniversary of the Commencement Date falls, and each period of twelve full consecutive calendar months thereafter shall be a subsequent Lease Year.

3.   RENT.

     3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in
         ---------
the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

     3.2 Additional Rent: Increases in Operating Costs and Taxes.
         --------------------------------------------------------

         (a) Definitions.
             ------------

             (1) "Base Operating Costs" means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

             (2) "Base Taxes" means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

             (3) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof coveting or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons (below the level of building manager) who perform duties in connection with the operation, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carded by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance, which shall be charged in the manner set forth in clause (G) below if the cost incurred is one which would normally be capitalized; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws") which shall be charged in the manner set forth in clause (G) below if the cost incurred is one which would normally be capitalized; (G) amortization of capital improvements or repairs which would normally be capitalized under generally accepted accounting practices required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees which shall not exceed those commercially reasonable fees which would be charged by a reputable third party property manager; (J) accounting, legal and other professional services incurred in connection with the operation of the Property which benefit the Premises and/or the common areas and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas), provided that such machinery, equipment and/or personal property benefit the Premises and/or the common areas; (L) contesting the validity or applicability of any Laws that may affect the Premises and/or the common areas; (M) the Building's share of any shared or common area maintenance fees and expenses; and (N) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any year (including, without limitation the Base Year) during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

     Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) costs, fines or penalties incurred due to Landlord's violation of any Law; and (ix) any costs or expenses incurred with respect to Hazardous Materials, except to the extent the presence of such Hazardous Materials in, on, under or about the Premises or Property was caused by Tenant or Tenant's employees, agents, contractors or invitees.

             (4) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes. The term "Taxes" shall not include any inheritance taxes or federal or state income taxes of Landlord.

             (5) "Tenant's Share" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

         (b) Additional Rent.
             ---------------

             (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) the amount (if any) by which Operating Costs for the period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

             (2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

             (3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

             (4) If Tenant's Additional Rent as finally determined for the year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for the year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating-Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Tenn. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

     If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

     3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under
         ---------------
this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the sum set forth in the Basic Lease Information, in cash, as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the security deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall immediately pay to Landlord an amount sufficient to replenish the security deposit to the sum initially deposited with Landlord. At the expiration or termination of this Lease, Landlord shall return to Tenant such portion of the security deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the security deposit with Landlord's general and other funds, and Landlord shall not be required to pay interest on the security deposit to Tenant. The immediately preceding sentence shall not apply to any amounts drawn down under the Letter of Credit (defined in Paragraph 2 of the Additional Provisions Rider attached hereto as Exhibit D).

5.   USE AND COMPLIANCE WITH LAWS.

     5.1 Use. The Premises shall be used for general business office purposes
         ---
and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27 -Rules and Regulations). Tenant shall not be required to construct or pay the cost of complying with any covenants, conditions, restrictions and encumbrances, underwriter's requirements or rules regulations, statutes, ordinances, laws and building codes requiting construction of improvements in the Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy coveting the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, or for any governmental use (including embassy or consulate use). Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect (directly, or indirectly through use of intermediate devices, electrified strip molding, or otherwise) to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

     5.2 Hazardous Materials.
         -------------------

         (a) Definitions.
             -----------

             (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, role or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.39601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

             (2) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

             (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises in connection with or involving Hazardous Materials.

             (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

             (b) Tenant's Covenants. No Hazardous Materials shall be Handled by
                 ------------------
Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

             (c) Compliance. Tenant shall at Tenant's expense promptly take all
                 ----------
actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

             (d) Landlord's Rights. Landlord shall have the right, but not the
                 -----------------
obligation, to enter the Premises at any reasonable time upon reasonable notice, except that in the case of an emergency notice shall not be required, (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

             (e) Tenant's Indemnification. Tenant agrees to indemnify, defend
                 ------------------------
and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

6.   ALTERATIONS.

     6.1 Tenant shall not make any alterations, improvements or changes to the Premises (including installation of any security system or telephone or data communication wiring), other than the Tenant Improvements ("Alterations"), without Landlord's prior Written consent (provided, however, that Tenant shall not be required to obtain Landlord's prior approval for minor, non-structural Alterations that do not affect any of the Building Systems, are not visible from the exterior of the Premises, and cost less than Ten Thousand Dollars ($10,000.00), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencement of the Alterations and complies with all of the following provisions, except that Tenant shall not e required to obtain Landlord's approval of any plans or specifications therefor). Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved (which approval shall not be unreasonably withheld or delayed) by Landlord; (iii) in compliance with the construction roles and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

     6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

     6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 15.2 - Interest). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

     6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.   MAINTENANCE AND REPAIRS.

     7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in reasonably good order, and keep the Premises in a clean, safe and orderly condition.

     7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, all structural parts of the Building and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for damage occasioned by Tenant's use of the Premises or the Property or any act or omission of Tenant or Tenant's Representatives or Visitors. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

     7.3 Provided that Tenant's rights and benefits are not materially, adversely affected thereby, Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

          (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems (provided, however, that Landlord shall not decrease the size of area of the Premises except to the extent required to comply with applicable legal requirements or regulations, and then only to the minimum extent necessary);

          (b) To change the Building's name or street address;

          (c) To install and maintain any and all signs on the exterior and interior of the Building;

          (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

          (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources and excluding inheritance taxes) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall finish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.   UTILITIES AND SERVICES.

     9.1 Description of Services. Landlord shall furnish to the Premises
         -----------------------
reasonable amounts of electricity, water, heat and air-conditioning, and janitorial service for the uses contemplated hereunder. Landlord shall also furnish normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Landlord shall furnish heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("Business Hours") on weekdays except public holidays ("Business Days"). Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

     9.2 Payment for Additional Utilities and Services.
         ---------------------------------------------

         (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord.

         (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall, following reasonable notice to Tenant and thirty (30) days for Tenant to correct the situation, have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

         (c) If Tenant's usage of electricity exceeds the Building's Standard Electrical Usage as set forth in the Basic Lease Information, Landlord may determine the amount of such excess use by any reasonable means (including the installation, following reasonable notice to Tenant and thirty (30) days for Tenant to correct the situation, at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

     9.3 Interruption of Services. In the event of an interruption in or failure
         ------------------------
or inability to provide any services or utilities to the Premises or Building for any reason (a "Service Failure"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10.  EXCULPATION AND INDEMNIFICATION.

     10.1 Except to the extent caused by the negligence or breach of this Lease by Landlord or its employees, agents, contractors or invitees, Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant's property) in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rapture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") for such damages, to the extent the same are caused by the willful or negligent acts or omissions of Landlord or its employees, agents, contractors, invitees or authorized representatives. In no event, however, shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

     10.2 Tenant shall indemnify, defend and hold Landlord harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term; excepting only such Claims for any accident, injury or damage to the extent they are caused by the negligent or willful acts or omissions of Landlord or its employees, agents, contractors, invitees or authorized representatives.

     10.3 The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11.  INSURANCE.

     11.1 Tenant's Insurance.
          ------------------

          (a) Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; and (v) emend coverage to cover liability for the actions of Tenant's Representatives and Visitors.

     (b) Tenant shall at all times maintain in effect with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, at a minimum, for "broad form" perils, to the extent of 80% of the full replacement cost of covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

     (c) Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty
(30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

     (d) Tenant shall increase the mounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the reasonable opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

     (e) Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements effecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

          (f) Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Owner in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

     11.2 Landlord's Insurance. During the Term, Landlord shall maintain in
          --------------------
effect insurance on the Building against "broad form" perils (to the extent such coverages are available), with responsible insurers, insuring the Building and the Tenant Improvements in an amount equal to at least eighty percent (80%) of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

     11.3 Waiver of Subrogation. Notwithstanding any provisions to the contrary
          ---------------------
in this Lease, Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or would normally be covered by any policy of insurance required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.  DAMAGE OR DESTRUCTION.

     12.1 Landlord's Duty to Repair.
          -------------------------

          (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration (plus any deductible amount), or for any of Tenant's personal property, Trade Fixtures or Alterations.

          (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect. Tenant's Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair (or termination of this Lease pursuant to this Article
12) shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

     12.2 Landlord's Right to Terminate. Landlord may elect to terminate this
          -----------------------------
Lease following damage by fire or other casualty under the following circumstances:

          (a) If, in the reasonable judgement of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

          (b) If, in the reasonable judgment of Landlord, adequate proceeds (with the addition of any deductible amount) are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

          (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

          (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall notify Tenant in writing of that fact as soon as reasonably practicable, but in all events within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above.

     12.3 Tenant's Right to Terminate. If all or a substantial part of the
          ---------------------------
Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant's Base Rent and Additional Rent from the date of the casualty through the date of substantial completion of the repair or termination of this Lease pursuant to this Article 12, and Tenant may elect to terminate this Lease under the following circumstances:

          (a) Where Landlord fails to commence the required repair within one hundred and twenty (120) days after the date of the casualty, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such one hundred and twenty (120)-day period.

          (b) In the circumstance described in Subsection 12.2(a) above; in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - Landlord's Right to Terminate.

     12.4 Waiver. Landlord and Tenant each hereby waive the provisions of
          ------
California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.  CONDEMNATION.

     13.1 Definitions.
          -----------

          (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

          (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2 Effect on Lease.
          ---------------

          (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

          (b) If twenty-five percent (25%) or more of the Land or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

          (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

     13.3 Restoration. If this Lease is not terminated as provided in Section
          -----------
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

     13.4 Abatement and Reduction of Rent. If any portion of the Premises is
          -------------------------------
taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

     13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby
          ------
assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

     13.6 Waiver. Landlord and Tenant each hereby waive the provisions of
          ------
California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.  ASSIGNMENT AND SUBLETTING.

     14.1 Landlord's Consent Required. Tenant shall not assign, mortgage,
          ---------------------------
pledge, hypothecate or encumber this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interests under this Lease (each and all a "Transfer"), without the prior written consent of Landlord (except as provided in Section
14.9 below), which (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of Tenant's interest under this Lease.

     14.2 Reasonable Consent.
          ------------------

          (a) If Tenant complies with the following conditions, Landlord shall not unreasonably withhold or delay its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 - Landlord's Right to Space.

          (b) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Transferee at the Premises, (iii) the Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) the rental and other consideration payable by the Transferee is less than that currently being paid by tenants under new leases of comparable space in the Building, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

     14.3 Excess Consideration. If Landlord consents to the Transfer, Tenant
          --------------------
shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, seventy-five percent (75%) of any consideration paid by the Transferee for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration paid the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

     14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall
          --------------------
relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee.

The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.5 Expenses and Attorneys' Fees. Tenant shall pay to Landlord on demand
          ----------------------------
all costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

     14.6 Effectiveness of Transfer. Prior to the date on which any permitted
          -------------------------
Transfer (whether or not requiting Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

     14.7 Landlord's Right to Space. Notwithstanding any of the above provisions
          -------------------------
of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease in its entirety, or (y) in the case of a sublease of less than the entire Premises for a term substantially equal to the remaining Term of this Lease, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

     14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably
          ----------------------------
assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

     14.9 Transfer to Affiliate. Tenant may assign this Lease or sublet the
          ---------------------
Premises or any portion thereof, without Landlord's consent, to any corporation or other entity that controls, is controlled by, or is under common control with Tenant, or to any corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity that acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that the Affiliate assumes in writing all of Tenant's obligations under this Lease.

15.  DEFAULT AND REMEDIES.

     15.1 Events of Default. The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" by Tenant:

          (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) business days after written notice that it is due.

          (b) Tenant abandons the Premises and fails to pay rent.

          (c) Tenant fails to deliver any estoppel certificate requested by Landlord within the period described in subsection 21.1 below.

          (d) Tenant violates the restrictions on Transfer set forth in Section 14 -Assignment and Subletting.

          (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

          (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

          (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days after such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

     15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall
          --------
have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

          (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant, and such termination of Tenant's right to possession shall terminate the Lease. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code
Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

          (b) Landlord shall have the remedy described in California Civil Code
Section 1951.4 so long as Landlord does not terminate Tenant's right to possession.. (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

          (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

          (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.  LATE CHARGE AND INTEREST.

     16.1 Late Charge. If any payment of rent is not received by Landlord when
          -----------
due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

     16.2 Interest. In addition to the late charges referred to above, which are
          --------
intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of one party upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval of any act requiring consent or approval of the other party shall not be deemed to waive or render unnecessary consent to or approval of any subsequent act requiting consent.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or to do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

     19.1 Surrender. Upon the expiration or termination of this Lease, Tenant
          ---------
shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property, Trade Fixtures and Alterations that Tenant has the right or is required by Landlord to remove under the provisions of this Lease, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after receipt of notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

     19.2 Holding Over. If Tenant (directly or through any Transferee or other
          ------------
successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective-tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.  ENCUMBRANCES.

     20.1 Subordination. This Lease is expressly made subject and subordinate to
          -------------
any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth in this Lease. Landlord agrees to use reasonable efforts to obtain, at Tenant's sole cost and expense, a non-disturbance agreement from the holder of any existing Encumbrance under which the holder of the Encumbrance shall agree that this lease shall survive the termination of the "Encumbrance by lapse of time, foreclosure, or otherwise so long as Tenant is not in default under this lease beyond any applicable cure period.

     20.2 Mortgagee Protection. Tenant agrees to give any holder of any
          --------------------
Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     21.1 Estoppel Certificates. Within twenty (20) days after written request
          ---------------------
therefor, Tenant shall execute and deliver to Landlord, in a form provided by or reasonably satisfactory to Landlord, a certificate stating, to the extent tree, that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if-any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within twenty (20) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

     21.2 Financial Statements. Upon request by Landlord, not more than once a
          --------------------
year, Tenant shall deliver to Landlord a copy of Tenant's financial statements (including at least a year end balance sheet and a statement of profit and loss) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Notices delivered personally will be effective immediately upon receipt (or refusal of delivery or receipt); notices sent by independent messenger or courier service will be effective one (1) day after acceptance by the independent service for delivery; notices sent by mail in accordance with this Section will be effective upon the date certified by the U.S. Post Office for delivery or refusal to accept delivery. Either party may change its address for notices hereunder by a notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23.  ATTORNEYS' FEES.

     23.1 Disputes between Landlord and Tenant. In the event of any litigation
          ------------------------------------
or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs in addition to any other relief which may be granted. The "prevailing party" shall mean the party receiving substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

     23.2 Other Litigation. If Landlord, without fault on Landlord's part, is
          ----------------
made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any Transferee or other occupant of the Premises or otherwise arising out of or resulting from any act or transaction of Tenant or of any such Transferee or occupant, Tenant shall hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 -Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiting identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for

Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the roles and regulations attached to and made a part of this Lease as Exhibit C to
                                                                   ---------
the extent those roles and regulations are not in conflict with the terms of this Lease, as well as any reasonable roles and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance, except that the transferor Landlord will not be relieved of its obligation under this Lease to return any security deposit to Tenant unless and until the transferor Landlord shall have transferred any such security deposit to the successor Landlord. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building, including insurance proceeds, as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

     29.1 Determination in Good Faith. Wherever the consent, approval, judgment
          ---------------------------
or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that

Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

     29.2 No Liability Imposed on Landlord. The review and/or approval by
          --------------------------------
Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Each party warrants and represents to Landlord the other that in the negotiating or making of this Lease neither party nor anyone acting on the behalf of the other party has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Each party shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorney's fees incurred by the other party asserted by any other broker or finder for a fee or commission based on any dealings with or statements made by the indemnifying party.

32. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between

Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

34. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

35. CONDITION. The provisions of this Lease are subject to, conditioned upon and shall not be effective unless and until Landlord and Easton Sports execute a lease termination agreement by December 31, 1996. In the event the Easton Sports termination has not been executed on or before December 31, 1996, then this Lease shall be void and of no further force and effect. If the Easton Sports termination is duly executed by December 31, 1996, Landlord shall confirm the same in writing to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                                    LANDLORD:

CROSSROADS SOFTWARE INC.,                  BAY PARK PLAZA ASSOCIATES, L.P.,
a Delaware corporation                     a California limited partnership

                                           By: Office Capital Partners, L.P.,
By:      /s/ K.A. Garnett                      a California limited partnership
    --------------------------------           its general Partner
    Name:   Katrina Garnett
          --------------------------
    Title:   Pres. & CEO
           -------------------------
                                           By: Office Opportunity Corporation,
                                           a California corporation,
                                           its General Partner


                                           By:    /s/ John Hamilton
                                              ----------------------------------
                                           Name:  John Hamilton
                                                --------------------------------
                                           Title:   EVP
                                                 -------------------------------


                                           By:    /s/ R. Matthew Moran
                                              ----------------------------------
                                           Name: R. Matthew Moran
                                                --------------------------------
                                           Title:   CFO
                                                 -------------------------------

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF DECEMBER 6, 1996
                                    BETWEEN
                 BAY PARK PLAZA ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 CROSSROADS SOFTWARE INC., AS TENANT ("LEASE")

                                 THE PREMISES
                                 ------------

                                                       Tenant K.G.
                                                             -----
                                                       Landlord JH
                                                               -----

                             Suite 800, 17,927 rsf

               [A blueprint like sketch depicting the floor plan
      of the eighth floor Bay Park Plaza, showing interior and exterior walls, doorways, windows, staircases and elevators]

Eighth Floor
--------------------------------------------------------------------------------
                                BAY PARK PLAZA

                                   EXHIBIT B

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF DECEMBER 6, 1996
                                    BETWEEN
                 BAY PARK PLAZA ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 CROSSROADS SOFTWARE INC., AS TENANT ("LEASE")


                              CONSTRUCTION RIDER
                              ------------------

          1. Delivery of Premises. The Premises shall be delivered to Tenant AS
             --------------------
IS. (except that Landlord shall shampoo the existing carpet, replace carpet in the elevator lobby only where former tenant's name appears and repair any wall surfaces where former tenant's name appears and subject to any obligations of Landlord specifically set forth in the Lease with respect to the Premises). All improvements to the Premises (the "Tenant Improvements") shall be the responsibility of Tenant in accordance with the provisions of Section 2 below.

          2. Tenant Improvements. Tenant shall be responsible for designing,
             -------------------
constructing, and installing at its sole cost and expense, all Tenant Improvements in the Premises. All such work shall be subject to the provisions of Section 6 - Alterations of the Lease. All plans and specifications for the Tenant Improvements ("Tenant's Plans"), including space plans and architectural, mechanical and electrical drawings, shall be prepared by a licensed architect or engineer reasonably approved by Landlord. Tenant may retain its own interior design or decorating firm for advice on design, color, furnishing and decoration, but these items shall be subject to Landlord's reasonable approval. All Tenant's Plans shall be (a) consistent with the design and construction of the Building, (b) sufficient to secure all required approvals from governmental authorities, and (c) otherwise subject to Landlord's reasonable approval. Landlord shall approve or disapprove any Tenant's Plans as promptly as is reasonably possible, but in no event later than ten (10) business days after receipt of the Plans and such other information as is required to make a reasonable decision with respect to the same. If Landlord disapproves any Tenant's Plans, Landlord shall notify Tenant thereof and of any revisions that Landlord reasonably requires in order to obtain Landlord's approval.

     Tenant shall contract directly with Landlord's contractor for the construction and installation of the Tenant Improvements.

     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk.

     During the course of construction of the Tenant Improvements, Tenant, at its expense, shall maintain (i) a policy or policies of public liability and property damage insurance of the type and amount specified in Section 11.1 - Tenant's Insurance of the Lease, which shall also insure against all liability of Tenant and its Representatives arising out of or incurred in connection with the construction and installation of the Tenant Improvements, and (ii) workers' compensation insurance as required by law. The policy or policies for such insurance shall be subject to all the provisions of Section 11.1 - Tenant's Insurance of the Lease.

     3. Ownership of Tenant Improvements. All Tenant Improvements, whether
        ---------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, shall be surrendered by Tenant with the Premises, on the Lease Termination, subject to the provisions of Section 19.1 - Surrender of the Lease.

                                                                  Tenant KG
                                                                        -----
                                                                  Landlord JH
                                                                        -----

                                   EXHIBIT C

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF DECEMBER 6, 1996
                                    BETWEEN
                 BAY PARK PLAZA ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 CROSSROADS SOFTWARE INC., AS TENANT ("LEASE")


                                BUILDING RULES
                                --------------

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1. Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

     2. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

     3. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, roles and regulations. Tenant may also use microwave ovens.

     5. Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

     6. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises along with an access code for each employee of Tenant for after hours access to the Building and for access into the Building's Fitness Center. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

     7. Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

     8. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

     9. Building Name and Address. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

     10. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

     11. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

     12. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

     13. Wiring and Cabling Installations. Landlord will direct Tenant's electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

     14. Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this role. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

     15. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

     17. Refuse. Tenant shall store all Tenant's trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

     19. Parking. Tenant will use, and cause Tenant's Representatives and Visitors to use, the parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulations.

     20. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

     21. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     23. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent

Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     24. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

     25. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant.

     26. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                                Tenant KG
                                                                      -----

                                                                Landlord JH
                                                                        -----

                                   Exhibit D
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF DECEMBER 6, 1996
                                    BETWEEN
                 BAY PARK PLAZA ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                 CROSSROADS SOFTWARE INC., AS TENANT ("LEASE")


                          ADDITIONAL PROVISIONS RIDER
                         ----------------------------

1.  Parking.
    -------

          (a) Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabelled basis, sixty (60) parking spaces in the Parking Facility during the initial Term; provided, however, that ten percent (10%) of such spaces may be designated by Landlord as Building visitors' parking. If Tenant leases additional office space pursuant to this Lease, Landlord shall provide Tenant, also on an unassigned, non-exclusive and unlabelled basis, one (1) additional parking space in the Parking Facility for each three hundred (300) rentable square feet of additional office space leased to Tenant. Up to ten percent (10%) of such additional parking spaces may also be designated by Landlord as Building visitors' parking.

          (b) The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord.

          (c) Assignment and Subletting. Notwithstanding the provisions of
              -------------------------
     Section 14 - "Assignment and Subletting" hereof, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except with Landlord's prior-written consent, which may be granted or withheld by Landlord in its sole discretion or in connection with an assignment or subletting permitted under Section 14 of the Lease. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as Additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

          (d) Condemnation, Damage or Destruction. In the event the Parking
              -----------------------------------
     Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

2.   Letter of Credit.
     ----------------

     Upon execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (the "Letter of Credit") in form, and issued by a financial institution ("Issuer"), reasonably satisfactory to Landlord. The Letter of Credit shall be in the amount of Three Hundred and Thirty Two Thousand Dollars ($332,000.00), name Landlord as the beneficiary thereunder, permit partial draws, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord specifying the amount to be paid by Issuer to Landlord and certifying that (i) there exists an Event of Default as that term is defined in the Lease, (ii) Landlord is entitled under the terms and conditions of the Lease to the payment by Tenant of the amount specified, (iii) Landlord has applied the Security Deposit held by Landlord identified in the Basic Lease Information in accordance with Section 4 of the Lease and Tenant has not paid to Landlord the amount required to replenish the Security Deposit as required by Section 4 of the Lease. Landlord shall be entitled to draw the entire amount under the Letter of Credit if Tenant does not deliver to Landlord an extension or replacement for the Letter of Credit in substantially the form of the initial Letter of Credit and in the amount then required under this Lease no later than one month before the expiration date of the then existing Letter of Credit. Upon delivery of any such replacement letter of credit, Landlord shall return to Tenant the original Letter of Credit. Landlord shall be entitled to draw amounts under the Letter of Credit required from time to time to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. If Landlord draws down the entire amount of the Letter of Credit as set forth immediately above, then Landlord shall hold such amount in a separate interest bearing account, as a security deposit, subject to the provisions of Section 4 of this Lease (other than the last sentence of Section 4) concerning the use and return of funds held as a Security Deposit. All interest earned on such funds shall be maintained in such interest bearing account and shall be paid to Tenant at the expiration or sooner termination of this Lease. At Tenant's option, Tenant may instruct Landlord to invest such funds in a conservative manner selected by Tenant which will allow Landlord reasonable access to such funds, but will provide a higher rate of return than an interest bearing account. All of the provisions herein concerning relief from the obligation to maintain the Letter of Credit and to reduce the amount of the Letter of Credit shall apply to such funds held by Landlord. If the requirement of the Letter of Credit would be waived, Landlord shall return such funds and all interest earned thereon to Tenant. If the requirement for the amount of the Letter of Credit would be reduced, Landlord shall return that portion of the funds to Tenant which is equal to the amount of such reduction each time such reduction would occur.

     Landlord shall release the Letter of Credit at the end of the sixtieth
(60th) month of the Term if, as of such date, no Event of Default on the part of Tenant then exists and no event or condition then exists which, with notice or the passage of time, would become an Event of Default on the part of Tenant. Promptly following Tenant's cure of any such Event of Default or default of which Landlord has given Tenant written notice, Landlord shall release the Letter of Credit. The amount of the Letter of Credit shall be reduced on the second (2nd) anniversary of the Commencement Date by the amount of Sixty-Six Thousand Four Hundred Dollars ($66,400), provided that on the anniversary date in question there exists neither an Event of Default or an event or condition which, with notice or the passage of time, would become an Event of Default on the part of Tenant.

3.   Warrants. As additional consideration for Landlord's execution of this
     --------
Lease, Tenant has agreed to issue to Landlord, promptly following the execution of this Lease, warrants to purchase shares of Tenant's common stock, exercisable by Landlord at any time during the Term of this Lease. This Lease shall not be effective as a binding agreement between Landlord and Tenant unless and until a Stock Purchase Warrant satisfactory to Landlord, in Landlord's sole and absolute discretion, shall have been properly authorized and issued by Tenant to Landlord and accepted by Landlord. If no such Stock Purchase Warrant shall have been so issued and accepted by 5:00 p.m. on December 13, 1996, this Lease shall automatically be null and void.

4.   Extension Option
     ----------------

     Provided that Tenant has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of exercise or at any other time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "Extension Option") to extend the Term for one additional consecutive period of five (5) years ("Extension Period"), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve (12) months prior to the expiration of the initial Term. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises then leased by Tenant pursuant to this Lease. Upon such exercise, Landlord shall have the right to review and approve, in Landlord's sole discretion, Tenant's financial condition and creditworthiness at such time. If Landlord approves Tenant's financial condition and creditworthiness, Landlord shall so notify Tenant, and the Term of the Lease shall be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge and instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that:(i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be 100% of the then "Fair Market Base Rental" (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

     (a) "Fair Market Base Rental" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to new tenants in the Building and new tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the then-condition of the Premises, the amount of any leasing commission payable with respect to the Option Period, the creditworthiness and financial strength of the tenant, the financial guaranties provided the tenant (if any), the value of market concessions (including the value of construction, renovations, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish and/or improvement allowance and/or tenant improvements, included services, operating expenses, and tax and expense stops or other escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure of comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure of comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

     (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees.

     (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

     (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

     (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term".

                                                                 Tenant KG
                                                                       -----
                                                                 Landlord JH
                                                                         -----

                           FIRST AMENDMENT OF LEASE

     This First Amendment of Lease (the "Agreement") is made and entered into this the 13th day of November, 1997, by and between BAY PARK PLAZA ASSOCIATES,
L. P., a California limited partnership ("Landlord") and CROSSROADS SOFTWARE, INC., a Delaware corporation (the "Tenant").

                                   Recitals:
                                   ---------
     A. Landlord and Tenant entered into that Lease Agreement dated December 6, 1996 (the "Lease"), under the terms of which Lease Landlord leased to Tenant and Tenant leased from Landlord certain premises known as Suite 800 containing approximately 17,927 square feet of Rentable Area (hereinafter sometimes referred to as the "Existing Premises") situated on the 8th floor of an office building known as Bay Park Plaza I (the "Building") located at 577 Airport Boulevard, Burlingame, California 94010.

     B. Landlord and Tenant desire that Tenant lease from Landlord two (2) different spaces (in addition to the Existing Premises) in the Building pursuant to the provisions of the Lease, as amended by this Agreement, such spaces being identified as (i) Suite 500 (the "First Expansion Premises") containing approximately 17,783 square feet of Rentable Area, and (ii) Suite 600 (the "Second. Expansion Premises") containing approximately 4,814 square feet of Rentable Area. Together, the First Expansion Premises and the Second Expansion Premises are sometimes herein referred to the "Expansion Premises." The approximate size and location of the First Expansion Premises is shown on Exhibit A (a) and the approximate size and location of the Second Expansion Premises is shown on Exhibit A (b) attached hereto.

     D. Tenant acknowledges that it has been informed by Landlord that the First Expansion Premises is currently leased by a tenant pursuant to a lease which expires April 23, 1998; and that the Second Expansion Premises is currently leased by a tenant pursuant to a lease which expires June 30, 1998 and that the tenant leasing the Second Expansion Premises has vacated the Second Expansion Premises.

     E. The Term of the Lease is scheduled to expire January 31, 2002, and in connection with Tenant leasing the Expansion Premises pursuant to the provisions of this Agreement, Landlord and Tenant desire to extend the Term of the Lease, and to make certain other changes, all as more specifically contained hereinbelow.

     NOW THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1) All capitalized terms not defined herein shall have the meaning set forth in the Lease.

2) Landlord agrees to use its good faith efforts to enter into early lease termination agreements with the tenant leasing the First Expansion Premises and the tenant leasing the Second Expansion Premises, to terminate such leases prior to their existing expiration dates; provided, however, nothing contained herein shall obligate Landlord to pay any sum to either of such existing tenants to terminate their leases prior to the existing expiration dates. If, despite Landlord's good faith efforts, Landlord is not able to enter into early lease termination agreements with the tenants leasing the First Expansion Premises and the Second Expansion Premises to terminate such leases prior to their respective existing expiration dates, Landlord shall not be liable to Tenant for any such failure to terminate such leases prior to their existing expiration dates.

3) Landlord hereby leases to Tenant, and Tenant leases from Landlord, commencing upon the First Expansion Premises Commencement Date (as hereinafter defined) and continuing through the Term (as hereinafter extended) the First Expansion Premises. Landlord hereby leases to Tenant, and Tenant leases from Landlord, commencing upon the Second Expansion Premises Commencement Date (as hereinafter defined) and continuing through the Term (as hereinafter extended) the Second Expansion Premises. Landlord agrees to give Tenant possession of the First Expansion Premises when the First Expansion Premises has been vacated after the earlier to occur of (a) the expiration of the lease with the tenant currently leasing the First Expansion Premises, or (b) the complete execution of any early termination agreement terminating the lease with such tenant currently leasing the First Expansion Premises. Landlord agrees to give Tenant possession of the Second Expansion Premises after the earlier to occur of (a) the expiration of the lease with the tenant currently leasing the Second Expansion Premises, or (b) the complete execution of any early termination agreement terminating the lease with such tenant currently leasing the Second Expansion Premises.

4) Tenant has inspected the First Expansion Premises and the Second Expansion Premises and shall take both Expansion Premises in their existing "AS IS" condition, without any obligation by Landlord to construct any Tenant Improvements in the Expansion Premises or for Landlord to contribute to the costs of Tenant Improvements in the Expansion Premises, except for the payment of an Allowance in connection with Tenant constructing Tenant Improvements in the First Expansion Premises, as specifically contained in the next succeeding paragraph.

5) Tenant shall be responsible for designing, constructing and installing all Tenant Improvements in the Expansion Premises in accordance with the provisions of Paragraph 2 of Exhibit B to the Lease and Section 6 of the Lease. Tenant shall contract directly with Commercial Interior Contractors ("CIC") for construction of Tenant Improvements in the Expansion Premises. Tenant acknowledges that CIC is an affiliate of Landlord. Landlord shall contribute up to $5.00 per square foot of Rentable Area in the First Expansion Premises (the "Allowance") toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements in the First Expansion Premises, such Allowance to be paid upon Tenant completing the Tenant Improvements in the First Expansion Premises. The balance, if any, of the cost of the Tenant Improvements, including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant to CIC pursuant to Tenant's contract with CIC.

6) The First Expansion Premises Commencement Date shall be the earlier of (a) sixty (60) days after the date Landlord delivers possession of the First Expansion Premises to Tenant (which date may be prior to the date of the Second Expansion Premises Commencement Date) after the tenant currently occupying the First Expansion Premises has vacated the First Expansion Premises pursuant to the provisions of Paragraph 2 above, or (b) any earlier date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the First Expansion Premises.

7) The Second Expansion Premises Commencement Date shall be the date Landlord delivers possession of the Second Expansion Premises to Tenant (which date may be prior to the date of the First Expansion Premises Date) after the tenant currently occupying the Second Expansion Premises has vacated the Second Expansion Premises pursuant to the provisions of Paragraph 2 above.

8) The Term of the Lease shall be extended to be one hundred twenty (120) full calendar months (plus any partial month of the Term) following the First Expansion Premises Commencement Date; and the Term shall expire on the last day of the one hundred twentieth (120th) full calendar month following the First Expansion Premises Commencement Date.

9)   Base Rent for the Expansion Premises. Reference is hereby made to Article 3
     ------------------------------------
     of the Lease. In addition to the Base Rent payable by Tenant for the Existing Premises pursuant to the provisions of the Lease in effect prior to the date of this Agreement, from and after the First Expansion Premises Commencement Date (with respect to the First Expansion Premises), and the Second Expansion Premises Commencement Date (with respect to the Second Expansion Premises) and continuing through the remainder of the Term (subject to annual increases in accordance with the provisions of Paragraph 10 below), Tenant shall pay to Landlord, in accordance with the provisions of Section 3.1 of the Lease, $2.75 per month per square foot of Rentable Area in the Expansion Premises as Base Rent for the Expansion Premises.

     Base Rent for any partial month following the respective Expansion Premises Commencement Date shall be prorated based on the actual number of days in the month.

10)  The following new provision is hereby added to the Lease:

     COST OF LIVING ADJUSTMENTS.

          (a) Subject to the restriction on increases in Base Rent for the Existing Premises prior to January 31, 2002 contained in Paragraph 11 below, the Base Rent per month per square foot of Rentable Area shall be increased effective on each anniversary of the First Expansion Premises Commencement Date (each anniversary being an "Adjustment Date"), to reflect increases in the cost of living. The adjustment shall be calculated by multiplying the average Base Rent per month per square foot of Rentable Area for the twelve (12) month period immediately preceding the Adjustment Date (the "Prior Period") by the percentage increase in the Consumer Price Index, measured from (i) the last calendar month for which the Consumer Price Index was published at least one hundred twenty (120) days immediately before the commencement of the Prior Period to (ii) the same calendar month immediately prior to the end of the Prior Period; provided, however, that on each Adjustment Date the Base Rent per month per square foot of Rentable Area shall be increased by a minimum of three percent (3%) per annum, cumulative, from the First Expansion Premises Commencement Date or the prior Adjustment Date, as applicable, and by a maximum of six percent (6%) per annum, cumulative, from the First Expansion Premises Commencement Date or the prior Adjustment Date, as applicable. The Base Rent per month per square foot of Rentable Area for each twelve (12) month period after the first Adjustment Date shall be the Base Rent per month per square foot of Rentable Area for the Prior Period plus the increase calculated in accordance with the preceding sentence. In no event shall the Base Rent per month per square foot of Rentable Area following any such adjustment be less than the Base Rent per month per square foot of Rentable Area in effect immediately prior to such adjustment.

          (b) The term "Consumer Price Index" means the United States Department of Labor's Bureau of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84=100), or the successor of such index.

          (c) If the Consumer Price Index is not published by the Bureau of Labor Statistics or another governmental agency for any month for which an adjustment in the Consumer Price Index is to be measured, then the foregoing calculations shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected by Landlord.

          (d) If the adjustment provided for in this Section has not been made by any Adjustment Date, Tenant shall continue to pay monthly Base Rent at the rate applicable to the Prior Period. Within fifteen (15) days after Tenant receives Landlord's written notice of the adjusted Base Rent for the then-current Adjustment Date, Tenant shall pay to Landlord the shortfall between the old Base Rent, as paid by Tenant to date for the then-current Lease period, and the new Base Rent payable from the beginning of the then-current Lease period through the date of Landlord's notice. Thereafter during such Lease period, Tenant shall pay the Base Rent per month per square foot of Rentable Area at the new rate set forth in Landlord's notice.

11)  Base Rent for the Existing Premises. Continuing through January 31, 2002
     -----------------------------------
     Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the provisions of the Lease in effect prior to the date of this Agreement (without any increase pursuant to the provisions of Paragraph 10 above prior to January 31, 2002). Commencing February 1, 2002, Tenant shall pay to Landlord for the Existing Premises the same Base Rent per month per square foot of Rentable Area contained in the Existing Premises as Tenant is required to pay per month per square foot of Rentable Area in the Expansion Premises effective February 1, 2002 pursuant to the provisions of Paragraph 9 above, as increased pursuant to the provisions of Paragraph 10 above. Thereafter, Base Rent for the Existing Premises shall increase on the same date, and in the same manner, as Base Rent for the Expansion Premises increases pursuant to the provisions of Paragraph 10 above.

12) Reference is hereby made to Section 4.01 of the Lease. The Base Year for the entire Premises, including the Existing Premises, shall be calendar year 1998.

13) If the First Expansion Premises Commencement Date occurs prior to the Second Expansion Premises Commencement Date, then upon the First Expansion Premises Commencement Date, Tenant's Share shall be 25.53%. If the Second Expansion Premises Commencement Date occurs prior to the First Expansion Premises Commencement Date, then upon the Second Expansion Premises Commencement Date, Tenant's Share shall be 16.26%. Tenant's Share shall be 28.97% upon such date both the First Expansion Premises Commencement Date and the First Expansion Premises Commencement Date has occurred, whichever is later.

14)  Letter of Credit. Within fifteen (15) days after Tenant executes this
     ----------------
     Agreement Tenant shall deliver to Landlord, subject to the provisions of Paragraph 2 of the Additional Provisions Rider to the Lease, either (a) an amendment to the existing Letter of Credit increasing the amount of the existing Letter of Credit by Ninety Thousand and 00/100 Dollars ($90,000.00), or (b) in addition to the existing Letter of Credit, a new Letter of Credit in the amount of Ninety Thousand and 00/100 Dollars ($90,000.00).

15) Tenant warrants and represents to Landlord that in the negotiating or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Agreement. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

     Except as herein amended, the Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

     This First Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:                               LANDLORD:

CROSSROADS SOFTWARE, INC.             BAY PARK PLAZA ASSOCIATES, LP
a Delaware corporation                a California limited partnership

By: /s/ K.A. Garnett                  By: Opportunity Capital Partners, L.P.
   ------------------------------         a California limited partnership
Print Name: KATRINA GARNETT               General Partner
           ----------------------
Title: President & CEO                    By: Office Opportunity Corporation
      ---------------------------             a California corporation General
                                              Partner

                                              By: /s/ Stephen J. Pilch
                                                 -------------------------------
                                                  Name: Stephen J. Pilch
                                                       -------------------------
                                                        Manager
                                              By:
                                                 -------------------------------
                                                  Name:
                                                       -------------------------
                                                       Manager

                                  EXHIBIT A (a)
                                  -------------
              ATTACHED TO AND FORMING A PART OF THE LEASE AGREEMENT
                          DATED AS OF NOVEMBER 13, 1997
                                     BETWEEN
                         BAY PARK PLAZA ASSOCIATES, L.P.
                                       AND
                            CROSSROADS SOFTWARE, INC.


            [A blueprint like diagram depicting the floor plan of the 5th floor of Bay Park Plaza, showing square footage, interior and exterior walls, doorways, windows, staircases and elevators and showing the expansion of Crossworlds' premises under the amendment to the lease]

                     577 Airport Blvd., Burlingame, CA 94010


                                                 INITIALS:
                                                 LANDLORD: [INITIALS]
                                                 TENANT:   [INITIALS]

                                 EXHIBIT A (b)
                                 -------------
             ATTACHED TO AND FORMING A PART OF THE LEASE AGREEMENT
                         DATED AS OF NOVEMBER 13, 1997
                                    BETWEEN
                        BAY PARK PLAZA ASSOCIATES, L.P.
                                      AND
                           CROSSROADS SOFTWARE, INC.


             [A blueprint like diagram depicting the floor plan of the 6th floor of Bay Park Plaza, showing square footage, interior and exterior walls, doorways, windows, staircases and elevators and showing the expansion of Crossworlds' premises under the amendment to the lease]


                                                 INITIALS:
                                                 LANDLORD: [INITIALS]
                                                 TENANT:   [INITIALS]

                            SECOND AMENDMENT OF LEASE

     This Second Amendment of Lease (the "Agreement") is made and entered into this the 16th day of March, 1998, by and between BAY PARK PLAZA ASSOCIATES, L. P., a California limited partnership ("Landlord") and CROSSWORLDS SOFTWARE, INC., a Delaware corporation, formerly known as Crossroads Software, Inc. (the "Tenant").

                                    Recitals:
                                    ---------

     A. Landlord and Tenant entered into that Lease Agreement dated December 6, 1996 (the "Original Lease"), under the terms of which Original Lease Landlord leased to Tenant and Tenant leased from Landlord certain premises known as Suite 800 containing approximately 17,927 square feet of Rentable Area (hereinafter sometimes referred to as the "Initial Premises") situated on the 8th floor of an office building known as Bay Park Plaza I (the "Building") located at 577 Airport Boulevard, Burlingame, California 94010. The Original Lease was amended by a First Amendment of Lease dated November 13, 1997 (the "First Amendment"), under the terms of which First Amendment Landlord leased to Tenant two (2) spaces (the "Expansion Premises") containing a total of approximately 22,597 square feet of Rentable Area. The Initial Premises and Expansion Premises are hereinafter together called the Existing Premises; and the Original Lease and First Amendment are hereinafter together called the Lease.

     B. Landlord and Tenant desire that Tenant lease from Landlord three (3) additional spaces (in addition to the Existing Premises) in the Building pursuant to the provisions of the Lease, as amended by this Agreement, such spaces being identified as (i) a portion of Suite 210 (the "Third Expansion Premises") containing approximately 1,156 square feet of Rentable Area located on the second floor, (ii) Suite 230 (the "Fourth Expansion Premises") containing approximately 2,812 square feet of Rentable Area located on the second floor, and (iii) Suite 620 (the "Fifth Expansion Premises") containing approximately 3,365 square feet of Rentable Area located on the sixth floor. Collectively, the Third Expansion Premises, Fourth Expansion Premises and the Fifth Expansion Premises are sometimes herein referred to the "Additional Expansion Premises." The approximate size and location of the Third Expansion Premises is shown on Exhibit A (a), the approximate size and location of the Fourth Expansion Premises is shown on Exhibit A (b) attached hereto, and the approximate size and location of the Fifth Expansion Premises is shown on Exhibit A (c) attached hereto.

     D. Tenant acknowledges that it has been informed by Landlord that the Fourth Expansion Premises is currently leased by a tenant pursuant to a lease which is scheduled to expire on March 31, 1998; and that the Fifth Expansion Premises is currently leased by a tenant pursuant to a lease which is scheduled to expire on earlier of (i) January 31, 1999, or (ii) the commencement date of another lease between landlord and tenant for larger space in the project.

     E. The Term of the Lease is scheduled to expire April 30, 2008.

     F. In connection with Tenant leasing the Additional Expansion Premises pursuant to the provisions of this Agreement, Landlord and Tenant desire to make certain changes in the Lease, all as more specifically contained hereinbelow.

     NOW THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows'

1) All capitalized terms not defined herein shall have the meaning set forth in the Lease.

2) Landlord agrees to use its good faith efforts to cause the tenant leasing the Fourth Expansion Premises and the tenant leasing the Fifth Expansion Premises to vacate their respective premises upon expiration of their existing leases. If, despite Landlord's good faith efforts, the tenants leasing the Fourth Expansion Premises and the Fifth Expansion Premises do not vacate their respective premises upon expiration of their respective existing leases, Landlord shall not be liable to Tenant for any such failure to vacate their premises upon expiration of their existing leases.

3) Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Third Expansion Premises, commencing upon the Third Expansion Premises Commencement Date (as hereinafter defined) mid continuing through the Term. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Fourth Expansion Premises, commencing upon the Fourth Expansion Premises Commencement Date (as hereinafter defined) and continuing through the Term. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Fifth Expansion Premises, commencing upon the Fifth Expansion Premises Commencement Date (as hereinafter defined) and continuing through the Tenn. Landlord agrees to give Tenant possession of the Fourth Expansion Premises when the tenant leasing the Fourth Expansion Premises has vacated the Fourth Expansion Premises after expiration of its lease. Landlord agrees to give Tenant possession of the Fifth Expansion Premises when the tenant leasing the Fifth Expansion Premises has vacated the Fifth Expansion Premises after expiration of its lease.

4) Tenant has inspected the Third Expansion Premises, the Fourth Expansion Premises and the Fifth Expansion Premises and shall take all Additional Expansion Premises in their existing "AS IS" condition, without any obligation by Landlord to construct any Tenant Improvements in the Additional Expansion Premises or for Landlord to contribute to the costs of Tenant Improvements in the Additional Expansion Premises, except for the payment of an Allowance in connection with Tenant constructing Tenant Improvements in the Third Expansion Premises, as specifically contained in the second succeeding paragraph.

5) Tenant shall be responsible for designing, constructing and installing all Tenant Improvements in the Additional Expansion Premises in accordance with the provisions of Paragraph 2 of Exhibit B to the Original Lease and
     Section 6 of the Original Lease. Tenant shall contract directly with Commercial Interior Contractors ("CIC") for construction of Tenant Improvements in the Additional Expansion Premises. Tenant acknowledges that CIC is an affiliate of Landlord.

6) Landlord shall pay the cost of one space plan and one revision for the Third Expansion Premises. In addition, Landlord shall contribute up to $4,624.00 (the "Allowance"), which is based upon $4.00 per square foot of Rentable Area in the Third Expansion Premises, toward the cost of the design (including preparation of additional space plans and Construction Documents), construction and installation of the Tenant Improvements in the Third Expansion Premises, such Allowance to be paid upon Tenant completing the Tenant Improvements in the Third Expansion Premises. The balance, if any, of the cost of the Tenant Improvements, including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant to CIC pursuant to Tenant's contract with CIC.

7)   The Third Expansion Premises Commencement Date shall be April 1, 1998.

8) The Fourth Expansion Premises Commencement Date shall be the later of (a) March 21, 1998, or (b) the date Landlord delivers possession of the Fourth Expansion Premises to Tenant, after the tenant currently occupying the Fourth Expansion Premises has vacated the Fourth Expansion Premises pursuant to the provisions of Paragraph 2 above.

9) The Fifth Expansion Premises Commencement Date shall be the date Landlord delivers possession of the Fifth Expansion Premises to Tenant, after the tenant currently occupying the Fifth Expansion Premises has vacated the Fifth Expansion Premises pursuant to the provisions of Paragraph 2 above.

10)  Base Rent for the Additional Expansion Premises. Reference is hereby made
     ------------------------------------------------
     to Article 3 of the Lease. In addition to the Base Rent payable by Tenant for the Existing Premises pursuant to the provisions of the Lease in effect prior to the date of this Agreement, from and after the Third Expansion Premises Commencement Date (with respect to the Third Expansion Premises), Fourth Expansion Premises Commencement Date (with respect to the Fourth Expansion Premises), and the Fifth Expansion Premises Commencement Date (with respect to the Fifth Expansion Premises) and continuing through the remainder of the Term (subject to annual increases on the same date as increases in Base Rent for the Expansion Premises in accordance with the provisions entitled "Cost of Living Adjustments" contained in Paragraph 10 of the First Amendment), Tenant shall pay to Landlord, in accordance with the provisions of

     Section 3.1 of the Lease, $2.75 per month per square foot of Rentable Area in the Additional Expansion Premises as Base Rent for the Additional Expansion Premises.

     Base Rent for any partial month following the respective Additional Expansion Premises Commencement Date shall be prorated based on the actual number of days in the month.

11)  Base Rent for the Existing Premises. Tenant shall continue to pay Base Rent
     ------------------------------------
     for the Existing Premises in accordance with the provisions of the Lease in effect prior to the date of this Agreement.

12) Reference is hereby made to Section 4.01 of the Lease. The Base Year for the entire Additional Expansion Premises shall be calendar year 1998.

13) Upon the Third Expansion Premises Commencement Date, Tenant's Share shall be increased by 0.83%. Upon the Fourth Expansion Premises Commencement Date, Tenant's Share shall be increased by 2.01%. Upon the Fifth Expansion Premises Commencement Date, Tenant's Share shall be increased by 2.41%.

14)  Additional Security Deposit. Within ten (10) days after Tenant executes
     ----------------------------
     this Agreement Tenant shall deliver to Landlord the sum of Twenty Thousand and 00/100 Dollars ($20,000.00) as an additional Security Deposit to be held by Landlord in accordance with the Security Deposit provisions of the Lease.

15) Tenant warrants and represents to Landlord that in the negotiating or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Agreement. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

     Except as herein amended, the Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

     This Second Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:                                LANDLORD:

CROSSWORLDS SOFTWARE, INC.             BAY PARK PLAZA ASSOCIATES, LP
a Delaware corporation                 a California limited partnership

By: /s/ Jeffrey C. Smurthwaite         By: Opportunity Capital Partners, L.P.
   ---------------------------------       a California limited partnership
Print Name: Jeffrey C. Smurthwaite         General Partner
           -------------------------
Title: Controller                          By: Office Opportunity Corporation
      ------------------------------           a California corporation General
                                               Partner

                                               By: /s/ Gregory Fogg
                                                  ------------------------------
                                                   Name: Gregory Fogg
                                                        ------------------------
                                                         Manager
                                               By:
                                                  ------------------------------
                                                   Name:
                                                        ------------------------
                                                         Manager

                                  EXHIBIT A (a)
                                  -------------
         ATTACHED TO AND FORMING A PART OF THE SECOND AMENDMENT TO LEASE
                              AS OF MARCH 16, 1998
                                     BETWEEN
                         BAY PARK PLAZA ASSOCIATES, L.P.
                                       AND
                           CROSSWORLDS SOFTWARE, INC.


                                    1,156 RSF

             [A blueprint like diagram depicting the floor plan of the 2nd floor of Bay Park Plaza, showing square footage, interior and exterior walls, doorways, windows, staircases and elevators and showing the expansion of Crossworlds' premises under the amendment to the lease]


                                                   INITIALS:
                                                   ---------
                                                   LANDLORD: [INITIALS]
                                                   TENANT:   [INITIALS]

                                  EXHIBIT A (b)
                                  -------------
         ATTACHED TO AND FORMING A PART OF THE SECOND AMENDMENT TO LEASE
                              AS OF MARCH 16, 1998
                                     BETWEEN
                         BAY PARK PLAZA ASSOCIATES, L.P.
                                       AND
                           CROSSWORLDS SOFTWARE, INC.


                                    2,812 RSF

             [A blueprint like diagram depicting the floor plan of the 2nd floor of Bay Park Plaza, showing square footage, interior and exterior walls, doorways, windows, staircases and elevators and showing the expansion of Crossworlds' premises under the amendment to the lease]

                                                   INITIALS:
                                                   ---------
                                                   LANDLORD: [INITIALS]
                                                   TENANT:   [INITIALS]

                                  EXHIBIT A (c)
                                  -------------
         ATTACHED TO AND FORMING A PART OF THE SECOND AMENDMENT TO LEASE
                              AS OF MARCH 16, 1998
                                     BETWEEN
                         BAY PARK PLAZA ASSOCIATES, L.P.
                                       AND
                           CROSSWORLDS SOFTWARE, INC.


                                    3,365 RSF

             [A blueprint like diagram depicting the floor plan of the 6th floor of Bay Park Plaza, showing square footage, interior and exterior walls, doorways, windows, staircases and elevators and showing the expansion of Crossworlds' premises under the amendment to the lease]

                                                        INITIALS:
                                                        ---------
                                                        LANDLORD:[INITIALS]
                                                        TENANT:  [INITIALS]

                 CONDITIONAL PARTIAL LEASE TERMINATION AGREEMENT
                 -----------------------------------------------

         THIS CONDITIONAL PARTIAL LEASE TERMINATION AGREEMENT ("Agreement") is made as of March 29, 1999 by and between BAY PARK PLAZA ASSOCIATES, LLC, a California limited liability company ("Landlord"), and CROSSWORLDS SOFTWARE, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into a Lease Agreement dated December 6, 1996 (as amended by a First Amendment of Lease dated November 13, 1997 and a Second Amendment of Lease dated March 16, 1998, as so amended, the "Lease"), under the terms of which Lease Landlord leased to Tenant and Tenant leased from Landlord certain premises (the "Premises") consisting of approximately 47,857 rentable square feet of office space on the 2nd, 5th, 6th and 8th floors of the building commonly known as Bay Park Plaza (the "Building"), located at 577 Airport Boulevard, Burlingame, CA 94010.

     B. The term of the Lease is scheduled to expire on April 30, 2008.

     C. Subject to, and conditioned upon (i) Landlord entering into leases with one or more replacement tenants for all portions of the Termination Space (as hereinafter defined), and (ii) Tenant paying to Landlord the Early Termination Fee (as hereinafter defined) within the time and in accordance with the provisions contained herein, Landlord and Tenant desire mutually to partially terminate the Lease only with respect to the Termination Space, such partial termination being effective, if at all, as of April 1, 1999 (the "Early Termination Date"), upon and subject to the terms and conditions of this Agreement.

     D. The Termination Space shall consist of Suite 620 containing approximately 3,365 rentable square feet in the Building. The approximate location and configuration of the Termination Space is shown on Exhibit A attached hereto and made a part hereof.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and subject to the condition set forth in Paragraph 3 herein, Landlord and Tenant hereby agree as follows:

     1. CONDITIONAL PARTIAL TERMINATION OF LEASE. Provided that (i) Landlord has entered into leases with one or more replacement tenants for the entire Termination Space on or before April 15, 1999 and (ii) Tenant has paid to Landlord the Early Termination Fee on or before the date contained in Paragraph 3 below, the Lease shall terminate only with respect to the Termination Space on the Early Termination Date. Notwithstanding any partial termination of the Lease with respect to the Termination Space in accordance with the provisions of this Agreement, the Lease shall remain in full force and effect in accordance with its terms for the remaining portion of the Premises not terminated in accordance with the terms of this Agreement. Upon any such partial termination of the Lease Tenant shall vacate and surrender the Termination Space no later than the Early Termination Date in accordance with the terms of the Lease and warrant that any and all subtenants or co-occupants of the Termination Space shall vacate and surrender the Termination Space no later than the Early Termination Date in accordance with the terms of the Lease. Notwithstanding any partial termination of the Lease in accordance with this Agreement, Tenant shall remain liable for all obligations of Tenant accruing under the Lease through the later of (x) the Early Termination Date, or (y) the date Tenant, and all subtenants actually vacate the Termination Space.

     2. REMEDIES. Upon Landlord notifying Tenant that Landlord has entered into one or more leases with replacement tenants for the entire Termination Space on or before April 15, 1999, if Tenant, and all subtenants of the Termination Space, fail to vacate and surrender the Termination Space by the Early Termination Date:(i) Landlord shall have all of the rights and remedies provided in the Lease for failure to vacate and surrender the Premises upon expiration or termination of the Lease, and Tenant shall be liable to and shall indemnify Landlord as provided in the Lease; or (ii) Landlord, at Landlord's sole option, by written notice to Tenant, may rescind the Conditional Partial Termination of the Lease, whereupon the Lease with respect to the Termination Space shall be reinstated and Tenant shall remain responsible for all of Tenant's obligations thereunder, including those obligations that would have accrued during the period from the Early Termination Date to the date of the reinstatement of the Lease with respect to the Termination Space. In addition, if Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Termination Space after the Early Termination Date, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Termination Space, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy in the Termination Space at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under the Lease, except that the monthly Base Rent during Tenant's holding over in the Termination Space shall be twice the Base Rent payable in the last full month prior to the partial termination of the Lease with respect to the Termination Space. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of the Lease with respect to the Termination Space; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims arising or resulting directly or indirectly from the failure of Tenant and the sublessees to timely surrender the Termination Space, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Termination Space, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Termination Space by reason of such failure to timely surrender the Termination Space.

     3. ADDITIONAL CONDITION TO PARTIAL LEASE TERMINATION. Within ten (10) days after the date Landlord has notified Tenant that Landlord has entered into one or more leases with replacement tenants for the entire Termination Space Tenant shall pay to Landlord the sum of Thirty-three Thousand Six Hundred Fifty and 00/100 Dollars ($33,650.00) as an "Early Termination Fee" for the partial termination of the Lease with respect to the Termination Space. The provisions of Paragraph 1 (Termination) are subject to, conditioned upon and shall not be effective unless and until Tenant has paid to Landlord the Early Termination Fee.

     4. SUBLEASE/ASSIGNMENT. Except for Tenant's subleasing of the Termination Space which Tenant has disclosed in writing to Landlord prior to the date of this Agreement, each party represents to the other that it has not made any assignment, sublease, transfer, conveyance, or other disposition of the Lease or any interest in the Lease or the Termination Space.

     5. GENERAL PROVISIONS. This Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles. In the event a dispute arises concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute will be entitled to recover from the opposing party all costs and expenses incurred by the prevailing party, including court or arbitration costs and reasonable attorney's fees. The "prevailing party" will be the party that the court or arbitrator hearing the dispute determines to have prevailed, based upon assessing which party's major arguments could fairly be said to have prevailed over the other party's major arguments on major disputed issues. This Agreement will be binding upon and inure to the benefit of the heirs, representatives, successors in interest and assigns of the respective parties to this Agreement. Each party agrees to cooperate with each other and to execute and deliver all such further written instruments and documents and do all such further acts and things that such party may be reasonably requested to do from time to time by the other party in order to carry out the provisions and objectives of this Agreement.

     6. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Landlord and Tenant relating to the partial termination of the Lease with respect to the Termination Space, and may be modified only by a writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have entered in this Agreement as of the date first above written.

TENANT:                              LANDLORD:

CROSSWORLDS SOFTWARE, INC.           BAY PARK PLAZA ASSOCIATES, LP
a Delaware corporation               a California limited partnership

By: /s/ Mark R. Kent                 By: Cornerstone Holdings, LLC a Delaware
    ------------------------             limited liability company General
    Name: Mark R. Kent                   Partner
          ------------------
    Title: SVP & CFO                     By: /s/ James Arce
          ------------------                 ---------------------------
                                             Name: James Arce
By:                                               ----------------------
    ------------------------                 Title: Authorized Signatory
    Name:
          ------------------
    Title:
          ------------------

                                    EXHIBIT A
                                    ---------

                        ATTACHED TO AND FORMING A PART OF
                 CONDITIONAL PARTIAL LEASE TERMINATION AGREEMENT
                            DATED AS OF MARCH 29 1999
                                     BETWEEN
                   BAY PARK PLAZA ASSOCIATES, LLC AS LANDLORD,
                                       AND
               CROSSWORLDS SOFTWARE, INC. AS TENANT ("AGREEMENT")

                              THE TERMINATION SPACE
                              ---------------------

        [Blueprint like sketch depicting floor plan of the 6th floor of Bay Park Plaza and showing the space vacated by CrossWorlds under the partial termination of the lease]

                                BAYPARK PLAZA 1
                               577 AIRPORT BLVD.
                                   SUITE 620
                                BURLINGAME, CA.

                              WILSON - CORNERSTONE
                                    3,365 RSF

                                                       INITIALS:
                                                       ---------
                                                       LANDLORD: [INITIALS]
                                                       TENANT:   [INITIALS]

                                Exhibit A, Page 1

                      [LETTERHEAD OF WILSON CORNERSTONE]



April 21, 1999



Ms. Katrina Garnett
CrossWorlds Software
577 Airport Boulevard, Suite 800
Burlingame, CA 94010

RE:  Lease Termination Agreement
     Bay Park Plaza, Suite 620

Dear Katrina:

Enclosed you will find the fully executed Conditional Partial Lease Termination Agreement between Bay Park Plaza Associates and CrossWorlds Software, Inc. for the above referenced location.

Should you have any questions, please do not hesitate to contact me. I can be reached at 650-952-2256.

Very truly yours,
Wilson Cornerstone Properties

/s/ Becky Selna

Becky Selna
Leasing Manager
BS/sw

cc:  Carol Knorp, WCP
     Jill Collins, WCP

                            THIRD AMENDMENT OF LEASE

     This Third Amendment of Lease (the "Amendment") is made and entered into this the 28th day of January, 2000, by and between BAY PARK PLAZA ASSOCIATES, L. P., a California limited partnership ("Landlord") and CROSSWORLDS SOFTWARE, INC., a Delaware corporation, formerly known as Crossroads Software, Inc. ("Tenant").

                                    Recitals:
                                    ---------

     A. Landlord and Tenant entered into that Lease Agreement dated December 6, 1996 (the "Original Lease"), under the terms of which Original Lease Landlord leased to Tenant and Tenant leased from Landlord Suite 800 containing approximately 17,927 square feet of Rentable Area (hereinafter sometimes referred to as the "Initial Premises") situated on the 8th floor of ma office building known as Bay Park Plaza I (the "Building") located at 577 Airport Boulevard, Burlingame, California 94010. The Original Lease was amended by a First Amendment of Lease dated November 13, 1997 (the "First Amendment"), under the terms of which First Amendment Landlord leased to Tenant two (2) spaces, consisting of (i) Suite 500 (the "First Expansion Premises") containing approximately 17,783 square feet of Rentable Area, and (ii) Suite 600 (the "Second Expansion Premises") containing approximately 4,814 square feet of Rentable Area; and a Second Amendment of Lease dated March 16, 1998 (the "Second Amendment"), under the terms of which Second Amendment Landlord leased to Tenant three (3) spaces consisting of (iii) a portion of Suite 210 (the "Third Expansion Premises") containing approximately 1,156 square feet of Rentable Area, (iv) Suite 230 (the "Fourth Expansion Premises") containing approximately 2,812 square feet of Rentable Area, and (v) Suite 620 (the "Fifth Expansion Premises") containing approximately 3,365 square feet of Rentable Area. The Initial Lease as amended by the First Amendment and the Second Amendment is herein called the "Revised Lease". In accordance with the terms of a Conditional Partial Lease Termination Agreement dated as of March 29, 1999 ("Termination Agreement"), Landlord and Tenant partially terminated the Revised Lease with respect to Suite 620 (the Termination Space") containing approximately 3,365 square feet of Rentable Area. The Revised Lease, as modified by the Termination Agreement, is herein called the "Lease". As of the date of this Amendment, Landlord leases to Tenant, in accordance with the provisions of the Lease, approximately 44,492 square feet of Rentable Area (the "Premises") in the Building, consisting of the First Expansion Premises, the Second Expansion Premises, the Third Expansion Premises, and the Fourth Expansion Premises.

     C. The Term of the Lease is scheduled to expire April 30, 2008.

     D. Tenant desires to install two (2) signs on the side of the exterior of the Building. The elevation schematic showing the signs and their location on the Building is attached hereto as Exhibit A.
                                   ---------

     NOW THEREFORE, in consideration of the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the panics hereto agree as follows:

1)   Capitalized Terms. All capitalized terms not defined herein shall have the
     -----------------
     meaning set forth in the Lease.

2)   Tenant's Signs. Provided that (i) Crossworlds Software, Inc. has not
     --------------
     assigned the Lease or sublet more than 15,000 square feet of Rentable Area of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Amendment and shall not be transferable or exercisable for the benefit of any Transferee), (ii) Tenant actually occupies and uses at least 25,000 square feet of Rentable Area in the Premises, and (iii) Tenant is not in default reader the Lease beyond any applicable notice and cure periods, and in further consideration of Tenant paying to Landlord the sign space rent ("Sign Space Rent") as contained in Paragraph 3 of this Amendment, Tenant shall be permitted to rent space on the exterior of the Building, and install two (2) "back-lit" metal identification sirens ("Tenant's Signs") showing only the name and logo of Tenant, on the parapet level of the southern and western exterior sides of the Building facing Highway 101, as shown on Exhibit A attached hereto, subject to the provisions of the Lease, and to this Amendment, and to the following terms and conditions:

     (a) Tenant shall be responsible, at Tenant's sole cost and expense (including, without Imitation, the cost of obtaining all permits and other governmental approval), to (i) install Tenant's Signs (including electrical wiring and all related equipment), (ii) maintain Tenant's Signs from the date of installation of Tenant's Signs and continuing throughout the Term (including any electrical wiring and all related equipment serving Tenant's Sign's), (iii) remove Tenant's Signs at the expiration or termination of the Term of the Lease, and (iv) in accordance with the provisions of (g) below, upon removal of Tenant's Signs, repair any damage to the facade of the Building resulting from the installation or operation of either or both of Tenant's Signs.

     (b)  The same name and logo shall be shown on each of Tenant's Signs.

     (c) Tenant shall not install Tenant's Signs until Tenant receives the prior written approval of Landlord and the City of Burlingame, California, which approval has been obtained by Tenant as of the date of this Lease.

     (d) Tenant has submitted to Landlord proposed plans and specifications for Tenant's Signs. Landlord shall have the right to approve the size, shape, design, location, material, colors, illumination, method of attachment to

          Landlord's overhead) to perform the work described in Landlord's Sign Notice.

     (i) Within fifteen (15) days after the expiration or termination of this Lease Tenant agrees, at Tenant's sole cost and expense, to (a) remove Tenant's Signs from the exterior of the Building using a contractor approved contractor, and (b) repair any damage to the exterior of the Building caused by the installation or removal of Tenant's Signs. If Tenant fails to remove Tenant's Signs from the exterior of the Building, and to repair any damage to the exterior of the Building, within fifteen (15) days after the expiration or termination of this Lease, then Landlord shall have the right to do so at Tenant's expense, and Tenant agrees to pay to Landlord the costs of such removal and repair (together with Landlord's overhead) within thirty
          (30) days after Landlord invoices Tenant therefor.

3)   Sign Space Rent. Commencing on the date Tenant first installs Tenant's
     ---------------
     Signs on the Building, and continuing until the earlier of (a) the end of the Term of the Lease, or (b) the date Tenant actually removes Tenant's Signs as a result of (i) Tenant actually using and occupying at least 25,000 square feet of Rentable Area in the Premises, or (ii) Tenant losing the right to Tenant's Sign pursuant to the provisions of this Amendment, Tenant shall pay to Landlord, as additional rent, in accordance with the provisions of the Lease, the sum of $2,500.00 per month for each of Tenant's Signs (being $5,000.00 per month for both of Tenant's Signs) for the right to place and install Tenant's Signs on the exterior of the Building.

4)   Tenant's Indemnity. Notwithstanding the provisions of Section 11.3 of the
     ------------------
     Original Lease, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") arising from (a) Tenant's Signs, or
     (b) any construction or other work undertaken by Tenant in connection with Tenant's Signs (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, including the Building and Landlord's property as a result of Tenant's Signs.

5)   Tenant's Insurance. Subject to the provisions of Article 11 of the Original
     ------------------
     Lease, Tenant's commercial general liability insurance required under
     Section 11.1 (a) of the Original Lease shall be endorsed to cover Tenant's Signs.

6)   Ratification of Lease. Except as expressly amended by this Amendment, the
     ---------------------
     Lease remains in full force and effect without modification. The Lease and this Amendment are fully integrated and each reference to any provision of the Lease shall be deemed to refer to such provision of the Lease as it may be amended in this Amendment. The Lease and this Amendment constitute the entire agreement between Landlord and

     Tenant regarding the subject matters contained herein, and supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall become effective as a binding agreement only if and when Amendment executes this Amendment following execution by Tenant and delivers a fully executed copy to Tenant.

7)   Authority. Each of the persons executing this Amendment on behalf of Tenant
     ---------
     warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Amendment and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment.

     This Third Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:                                 LANDLORD:

CROSSWORLDS SOFTWARE, INC.              BAY PARK PLAZA ASSOCIATES, LP
a Delaware corporation                  a California limited partnership

By: /s/ Mark R. Kent                    By: Cornerstone Holdings, LLC
    ---------------------                   a Delaware limited liability company
Print Name: Mark R. Kent                    general partner
           --------------
Title: SVP & CFO                            By:  /s/ Robert Paratte
      -------------------                        -------------------
                                            Name: Robert Paratte
                                                 -------------------
By: /s/ Stacey Giamalis                     Title: Authorized Signatory
    ---------------------                         ---------------------
Print Name: Stacey Giamalis
           --------------
Title: VP & Secretary
      -------------------


(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

   LEGAL OK

  [INITIALS]

                                    EXHIBIT A
                                    ---------

                        ATTACHED TO AND FORMING A PART OF
                            THIRD AMENDMENT OF LEASE
                          DATED AS OF JANUARY 28, 2000
                                     BETWEEN
                 BAY PARK PLAZA ASSOCIATES, L. P., AS LANDLORD,
                                       AND
               CROSSWORLDS SOFTWARE, INC., AS TENANT ("AMENDMENT")


                                 TENANT'S SIGNS
                                 --------------





                      [Elevation schematic showing location
                       and configuration of Tenant's Signs
                                to be inserted.]





                                                         INITIALS:

                                                         Landlord:_____
                                                         Tenant: _____

                                Exhibit A, Page 1